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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Fries and Frederick G. Westerman III and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-3 in connection with a rights offering by UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), with respect to equity securities, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and issuance of such shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

January 12, 2004	/s/ GENE W. SCHNEIDER Gene W. Schneider, Chairman and Director
January 12, 2004	/s/ ROBERT R. BENNETT Robert R. Bennett, Director
January 12, 2004	/s/ JOHN P. COLE, JR. John P. Cole, Jr., Director
January 12, 2004	/s/ VALERIE L. COVER Valerie L. Cover, Vice President and Controller
John W. Dick, Director
January 12, 2004	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Executive Officer and Director
January 12, 2004	/s/ PAUL A. GOULD Paul A. Gould, Director
January 12, 2004	/s/ GARY S. HOWARD Gary S. Howard, Director
January 12, 2004	/s/ DAVID B. KOFF David B. Koff, Director
January 12, 2004	/s/ JOHN C. MALONE John C. Malone, Director
January 12, 2004	/s/ MARK L. SCHNEIDER Mark L. Schneider, Director
January 12, 2004	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Chief Financial Officer

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POWER OF ATTORNEY